Exhibit 99.1

Cellectar Biosciences to Participate at Noble Capital Markets' Fourteenth Annual Investor Conference

MADISON, Wis., Jan. 22, 2018 (GLOBE NEWSWIRE) -- Cellectar Biosciences, Inc. (Nasdaq:CLRB), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of drugs for the treatment of cancer, today announces that company management will be participating in Noble Capital Markets' Fourteenth Annual Investor Conference taking place January 29-30, 2018 at the W Hotel, Fort Lauderdale, Florida. James Caruso, president and chief executive officer of Cellectar Biosciences, will present a company overview and update on Monday, January 29, 2018 at 1:00 p.m. Eastern time.

Mr. Caruso's presentation will be webcast live at noble.mediasite.com/mediasite/Play/bd87d408fdd34479a0030edf85b4af221d and will be accessible on the Events and Presentations section of the company's website where it will be archived for a period of time.

About Phospholipid Drug Conjugates™ (PDCs™)
Cellectar's product candidates are built upon its patented cancer cell-targeting delivery and retention platform of optimized phospholipid ether-drug conjugates (PDCs). The PDCTM platform provides selective delivery of a diverse range of oncologic payloads to cancerous cells, whether a hematologic cancer or solid tumor, the primary tumor, a metastatic tumor or cancer stem cells. The selective delivery of oncologic payloads allows for the modification of the payloads' therapeutic window which may maintain or enhance drug potency while reducing the number and severity of adverse events. The PDC platform takes advantage of a metabolic pathway utilized by all tumor cell types in all stages of the tumor "cycle." This allows the PDC molecules to gain access to the intracellular compartment of the tumor cells and for the PDCs to continue to accumulate over time, which enhances drug efficacy. The PDC platform's mechanism of entry does not rely upon specific cell surface epitopes or antigens as are required by other targeted delivery platforms. In addition to the benefits provided by the mechanism of entry, PDCs offer the potential advantage of having the ability to be conjugated to molecules in numerous ways, thereby increasing the types of molecules selectively delivered via the PDC. The PDC platform possesses the potential for the discovery and development of the next generation of cancer-targeting agents.

About Cellectar Biosciences, Inc.
Cellectar Biosciences is a biopharmaceutical company focused on the discovery, development and commercialization of drugs for the treatment of cancer. The company plans to develop proprietary drugs independently and through research and development (R&D) collaborations. The core drug development strategy is to leverage our phospholipid drug conjugateTM (PDCsTM) platform to develop oncologic therapeutics that specifically target treatment to cancer cells. Through R&D collaborations the company's strategy is to generate near-term capital, supplement internal resources, gain access to novel molecules or payloads, accelerate product candidate development and broaden our proprietary and partnered product pipelines.

The company's lead therapeutic PDC, CLR 131 is currently being evaluated in a Phase 1 clinical study in patients with relapsed or refractory (R/R) multiple myeloma (MM) and a Phase 2 clinical study to assess efficacy in R/R MM and a range of B-cell malignancies. In 2018, the Company plans to initiate a Phase 1 study of CLR 131 for Pediatric Solid Tumors and Lymphoma and a second Phase 1 study of CLR 131 used in combination with external beam radiation for the treatment of Head and Neck Cancer. The companies' proprietary pipeline also includes two pre-clinical chemotherapeutic PDC programs (CLR 1700 and 1900) and partnered assets include PDC's from multiple R&D collaborations.

For more information please visit www.cellectar.com.

Forward-Looking Statement Disclaimer
This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2016. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

CONTACT:
LHA Investor Relations
Anne Marie Fields
212-828-3777
afields@lhai.com